UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

        Date of report (Date of earliest event reported): March 24, 2005

                               ROME BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    000-27481                16-1573070
       (State or other                 (Commission            (IRS Employer
jurisdiction of incorporation)         File Number)          Identification No.)

                100 W. Dominick Street, Rome, New York 13440-5810
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (315) 336-7300


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

         On March 24, 2005, Rome Bancorp, Inc. (the "Company") entered into a Loan Agreement (the "Agreement") with the Employee Stock Ownership Plan Trust of Rome Bancorp, Inc. (the "Trust"). Pursuant to the terms of the Agreement, the Company will lend funds to the Trust for the purpose of facilitating the Trust's purchase of up to four percent (4%) of the shares of common stock being offered in connection with the second-step conversion of Rome, MHC. The offering is expected to close on March 30, 2005, at which time the funds made available under the Agreement will be utilized for the contemplated share purchases.

         The terms of the Agreement provide for an annual interest rate of five percent (5%) to be paid quarterly in arrears with annual repayments of principal over a fifteen (15) year period with the payments to begin on December 31, 2005. As collateral for the loan, the Trust will grant a first priority lien on and security interest in the New Rome Bancorp common stock purchased with the loan funds.

         A copy of the Agreement is attached hereto as Exhibit 10.12.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are furnished as part of this report:

         Exhibit No.       Exhibit
         -----------       -------
         10.12             Loan Agreement by and between the Employee Stock
                           Ownership Plan Trust of Rome Bancorp, Inc. and Rome
                           Bancorp, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ROME BANCORP, INC.

                                         By:/s/ Charles M. Sprock
                                            ------------------------------------
                                             Charles M. Sprock
                                             Chairman of the Board, President
                                             and Chief Executive Officer
Date: March 29, 2005